UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 20, 2021

MEDAVAIL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53298	90-0772394
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
6665 Millcreek Dr. Unit 1,
Mississauga ON Canada
L5N 5M4
(Address of principal executive offices)
+1 (905) 812-0023
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MDVL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2021, MedAvail Holdings, Inc. (collectively referred to with its indirectly wholly-owned subsidiary MedAvail Technologies, Inc. as the "Company") announced that Ramona Seabaugh, age 52, had been appointed as its Chief Financial Officer, effective September 20, 2021.

Since January 2021 and prior to joining the Company, Ms. Seabaugh served as the Vice President Corporate Finance at Vixxo Corporation, a nationwide facility management solution. From July 2019 to January 2021, Ms. Seabaugh served as Vice President Finance of Ascension Health Alliance, a faith-based healthcare organization. Ms. Seabaugh was also Chief Financial Officer of Banner Pharmacy Services, a subsidiary of Banner Health, a nonprofit healthcare system, from March 2014 to July 2019. Ms. Seabaugh also served as Vice President of Finance of Millenium Pharmacy Systems prior to its acquisition by Pharmerica, a provider of pharmacy services, from February 2011 to February 2014 and as Director of Finance of Walgreens Boots Alliance, Inc., from August 2009 to February 2011. Ms. Seabaugh received an M.B.A. from Lake Forest Graduate School of Management and a Bachelor of Science in Finance from the University of Wisconsin-Parkside.

In connection with her position as Chief Financial Officer, the Company entered into an Offer Letter with Ms. Seabaugh which provides for, among other things: (i) a base salary of $325,000, (ii) a discretionary bonus of up to 40% of the base salary, (iii) a signing bonus of $70,000, (iv) the issuance of a grant of a restricted stock unit award valued at $325,000 that vest over three years on an annual basis, and (v) the issuance of a grant of an option to purchase shares of the Company's Common Stock valued at $325,000 that will vest over four years on a monthly basis. The foregoing summary of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter that is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Ms. Seabaugh also entered into a Change of Control and Severance Agreement (the "Severance Agreement") with the Company which provides for the following severance arrangements, among other things, if Ms. Seabaugh's employment with the Company is terminated under certain circumstances during the first three years following the commencement of her employment with the Company or during any additional agreed to period thereafter: (i) 100% of her base salary then in effect, (ii) 100% of her annual or annualized target bonus then in effect, (iii) up to twelve months of COBRA coverage, and (iv) twelve months of accelerated vesting for any unvested equity awards, unless the qualifying termination occurs during a change of control of the Company, in which case 100% of any unvested awards shall vest. The foregoing summary of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Agreement that is attached hereto as Exhibit 10.2 and incorporated herein by reference.

There are no arrangements or understandings between Ms. Seabaugh and any other persons pursuant to which she was appointed as an officer of the Company. Ms. Seabaugh has no family relationships with any of the Company’s directors or executive officers, and, other than as described above, Ms. Seabaugh does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company issued a press release regarding Ms. Seabaugh’s agreement to join the Company as its Chief Financial Officer. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter, dated August 12, 2021, by and between MedAvail Technologies (US), Inc. and Ramona Seabaugh
10.2	Change in Control and Severance Agreement, dated August 31, 2021, by and between MedAvail Technologies (US), Inc. and Ramona Seabaugh
99.1	Press Release dated September 20, 2021

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDAVAIL HOLDINGS, INC.

Date: September 20, 2021	By:	/s/ Ed Kilroy
Ed Kilroy Chief Executive Officer